Exhibit 99.1

NEWS RELEASE COMPUWARE CORPORATION
Corporate Headquarters One Campus Martius • Detroit, Michigan 48226 (313) 227-7300

For Immediate Release
January 9, 2014

Compuware’s Ongoing Transformation Continues – Announces Agreement with Elliott and Nomination of Two New Board Members

 Notes “monumental steps” taken over the last year, commitment to keep delivering superior shareholder value affirmed

DETROIT--January 9, 2014--Compuware Corporation (NASDAQ: CPWR), the technology performance company, today announced that it has reached an agreement with Elliott Management that includes the nomination of two new members to Compuware’s Board of Directors and provides for the creation of an advisory committee to assist in the Company’s ongoing review and advise the Board on strategies to further enhance the company’s value and the value it delivers to shareholders.

Pursuant to the agreement, Elliott has agreed to a limited set of standstill and voting provisions, including voting in favor of Compuware’s proposed slate of directors at the company’s upcoming annual meeting of shareholders. The agreement is effective until the earlier of December 31, 2014 and 30 days before next fiscal year’s deadline for shareholder nominations.

“We appreciate the opportunity to have a constructive engagement with Elliott,” said Bob Paul, President and Chief Executive Officer, Compuware Corporation. “Over the last year, we have taken monumental steps—including divesting several non-core businesses, taking Covisint public, implementing a significant expense management program, and returning capital directly back to shareholders—in Compuware’s transformative journey. Today’s announcement further validates the effectiveness of our steps to date and the direction in which we are headed, as we focus on delivering the best technology performance solutions in the world that provide unrivaled value to our customers.”

The key transformative initiatives Compuware has executed over the past 12 months include:

■	Agreeing to sell its Changepoint, Professional Services and Uniface businesses to Marlin Equity Partners for $160 million subject to certain adjustments set forth in the agreement.

■	Launching the successful IPO of its Covisint business – and Compuware remains on track to spin-off the remaining 80 percent of the company to Compuware shareholders.

■	Implementing an aggressive two-year program to reduce corporate expenses by $80 to $100 million, which is currently running ahead of schedule with $40 to $45 million of these costs on track to be removed by the end of this fiscal year, March 31, 2014.

Compuware’s Ongoing Transformation Continues – Announces Agreement with Elliott and Nomination of Two New Board Members
January 9, 2014

■	Commencing a significant capital return program, including initiating payment of an annual dividend of $0.50 per share, of which three quarterly dividends of 12.5 cents per share have been paid thus far for the current fiscal year – and Compuware will continue to evaluate additional opportunities to return capital to shareholders.

■	Introducing six new Board members (out of a total of 11) as of this upcoming annual meeting.

■	Forming a new committee on the Board to work with management on additional value-generating steps.

■	Strong first-half execution in fiscal 2014.

“We took an active interest in Compuware because we recognized the underlying value of the company and its potential to drive significant value to shareholders,” said Jesse Cohn, Portfolio Manager at Elliott Management. “Driven by a dedicated and committed leadership team, the last twelve months have seen enormous progress made toward efficient operations, a streamlined portfolio and a shareholder-friendly capital return program.  More important, Compuware has put in place the kind of initiatives that leave it strongly positioned to keep delivering value to shareholders. We look forward to continuing to collaborate with Compuware’s management and Board.”

As part of the agreement, technology veterans John G. Freeland and Stephen F. Schuckenbrock will be added to the company’s slate of nominees for election to the Compuware Board of Directors at its 2013 annual meeting of shareholders, which is scheduled to occur in March of 2014.

John G. Freeland has more than thirty years of executive management and operational experience within the technology sector, including significant expertise in enterprise information solutions and services.  From 2007 to 2012, he was President and CEO of SymphonyIRI Group, a marketing services provider to the CPG and over-the-counter healthcare industries, where he changed the mix of business from lower margin market measurement services to higher margin analytics and shopper marketing services. From 2005 to 2007, Mr. Freeland was President of Worldwide Operations at salesforce.com, a leader in the software as a service (SaaS) arena. Prior to this, Mr. Freeland served in various leadership roles, including Global Managing Partner, and as a member of the Executive Committee during his 26-year career at Accenture.

Stephen Schuckenbrock has nearly thirty years of experience leading IT organizations, consulting businesses, and hardware companies. He has served as President and CEO of Accretive Health, Inc. since April 2013, leading the company through a significant restructuring. From 2007 to 2013, Mr. Schuckenbrock served in multiple roles at Dell, Inc., most recently as the President of Dell Services and a member of the Executive Leadership Team. Prior to working at Dell, he served as Co-Chief Operating Officer and Executive Vice President of Global Sales and Services at Electronic Data Systems. Before joining EDS in 2003, Mr. Schuckenbrock served as Chief Operating Officer of The Feld Group, Global Chief Information Officer of PepsiCo, and spent almost a decade at IBM in a variety of Sales and Executive Staff positions. He currently serves on the Board of Accretive Health and has held previous directorship positions at Staples, Inc. and AT Kearney.

The slate of director nominees also includes Jeffrey J. Clarke, Jennifer Raab, David Fubini and Lee Roberts, who all joined in 2013, and incumbents William O. Grabe, Fritz Henderson, Gurminder Bedi, Faye Nelson and Bob Paul. As a result of these changes, the Compuware board will continue to be comprised of 11 directors, 10 of whom are independent and 6 have been added in the past twelve months. These directors have the right experience, independence, industry expertise and track record of leadership for our transformed Company.

Compuware’s Ongoing Transformation Continues – Announces Agreement with Elliott and Nomination of Two New Board Members
January 9, 2014

“The reconstitution of our Board of Directors is an important element of the aggressive strategic transformation that is taking place at Compuware,” said Compuware Chairman Gurminder S. Bedi. “While our efforts to reshape Compuware into a high-growth, high-profitability organization that delivers best-in-class shareholder value have been progressing well over the last few years, our actions over the past 12 months have been momentous in scope and execution. Completing any one of the actions we have taken over the last year would be a tremendous achievement; accomplishing them all in this relatively short period of time is a clear indication of our resolve in building a world-class organization and enhancing the value we deliver to shareholders.”

The Agreement will be filed with the U.S. Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K and will be viewable with Compuware’s recent filings at www.sec.gov and through the Company’s website, www.Compuware.com by selecting the Investor Relations tab.

Compuware Corporation

Compuware is the technology performance company, and we exist solely to help our customers optimize the performance of their most important and innovative technologies—those that drive their businesses forward. Today, more than 7,100 companies, including many of the world’s largest organizations, depend on Compuware and our new-generation approach to performance management to do just that. Learn more at www.compuware.com.

Additional Information and Where to Find It

Compuware Corporation, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Meeting. The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom owns in excess of 2 percent of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Meeting. This information can also be found in the Company’s definitive proxy statement for its 2012 Annual Meeting of Shareholders (the “2012 Proxy Statement”), filed with the SEC on July 19, 2012, or the Annual Report on Form 10-K/A for the year ended March 31, 2012, filed with the SEC on July 29, 2013 (the “Form 10-K/A”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2012 PROXY STATEMENT, FORM 10-K/A AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Compuware’s Ongoing Transformation Continues – Announces Agreement with Elliott and Nomination of Two New Board Members
January 9, 2014

Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement (when available), 2012 Proxy Statement, Form 10-K/A and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2013 Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.Compuware.com) or by writing to the Company’s Secretary at One Campus Martius, Detroit, MI 48226. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at 888-750-5834.

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Compuware Press Contact

Lisa Elkin, Senior Vice President, Marketing and Communications, lisa.elkin@compuware.com, 313-227-7345

For Sales and Marketing Information

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.